EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 27, 2015 (except for Note 16 and the effects thereof, as to which date is August 17, 2015) with respect to the consolidated financial statements and schedule, and our report dated February 27, 2015 (except for the  material weakness and the effects thereof discussed in Management’s Annual Report on Internal Control over Financial Reporting, as to which the date is August 17, 2015) with respect to internal control over financial reporting, both in the Annual Report of Invesco Mortgage Capital Inc. on Form 10-K/A for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Invesco Mortgage Capital Inc. on Forms S-3ASR (File No. 333-187647, effective April 1, 2013 and File No. 333-187646, effective April 1, 2013) and Form S-8 (file No. 333-163249, effective November 20, 2009).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
August 17, 2015